Exhibit 99.2

CONSENT OF FRANCISCO GLENNIE Y GRAUE

The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references of him in the Prospectus of Grupo Aeroportuario del Pacifico S.A. de C.V., which is part of this Registration Statement on Form F-1 of Grupo Aeroportuario del Pacifico S.A. de C.V., with respect to his being elected as director of Grupo Aeroportuario del Pacifico S.A. de C.V. under the circumstances described therein.

/S/ FRANCISCO GLENNIE Y GRAUE

Mexico City, Mexico

February 8, 2006